UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2010

Kaiser Federal Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-167179	26-1500698
(State or other jurisdiction)	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1359 N. Grand Avenue, Covina, CA 91722
Address of principal executive offices

(626) 339-9663
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Kaiser Federal Financial Group, Inc., a Maryland corporation (the “Registrant”) is the proposed stock holding company for Kaiser Federal Bank (the “Bank”) resulting from the “second-step” conversion of the Bank from the mutual holding company structure to the stock holding company structure (the “Conversion”). Upon consummation of the Conversion, the Registrant will own all of the issued and outstanding shares of the Bank’s common stock. As part of the Conversion, shares of the Registrant’s common stock will be issued and sold in an offering to certain depositors of the Bank and others and will also be issued in exchange for the currently issued and outstanding shares of K-Fed Bancorp., a federal corporation (the current mid-tier holding company for the Bank) held by persons other than K-Fed Mutual Holding Company.  The Registrant filed a registration statement on Form S-1 (File No.333-167179) with the Securities and Exchange Commission (the “SEC”), which was declared effective by the SEC on September 28, 2010.

A copy of K-Fed Bancorp’s Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 15, 2010, is filed as Exhibit 99.1 hereto and incorporated herein by reference. The information included in Exhibit 99.1 and incorporated into this report is for K-Fed Bancorp. Separate financial statements for the Registrant have not been included in this report because the Registrant has not issued any shares and has engaged only in organizational activities to date, and has no significant assets, contingent or other liabilities, revenues or expenses.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits.

99.1
Form 10-Q for the quarter ended September 30, 2010, of K-Fed Bancorp, a federal corporation (Incorporated by reference to the Form 10-Q for the quarter ended September 30, 2010, of K-Fed Bancorp (File No. 000-50592) filed with the SEC on November 15, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KAISER FEDERAL FINANCIAL GROUP, INC.

DATE:  November 15, 2010                                                                        By:  /s/ Kay M. Hoveland
        Kay M. Hoveland
        President and Chief Executive Officer